Exhibit 99.1

Contact:

Susan Hickey

NetRatings, Inc.

212-703-5909

shickey@netratings.com

NETRATINGS ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

Reports $0.03 Per Share Net Income

New York, Aug. 2, 2006 – NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today announced financial results for the second quarter ended June 30, 2006.

NetRatings’ revenues for the second quarter of 2006 were $19.9 million, a 17 percent increase over revenues of $17.1 million in the second quarter of 2005, and a 9 percent increase over revenues of $18.3 million in the first quarter of 2006. Net income for the second quarter of 2006 was $931,000, or $0.03 per share, on approximately 34.8 million shares. This compares with a net loss of ($2.3 million), or ($0.06) per share, in the second quarter of 2005, on approximately 36 million shares.

On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation), the company earned $2.2 million or $0.06 per share during the second quarter of 2006. This compares with an EBITDA loss in the second quarter of 2005 of ($577,000), or ($0.02) per share. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.

“NetRatings had an extremely productive quarter on all fronts, including financial results that exceeded our forecasts and delivered our first quarter of net income profitability” said William Pulver, president and CEO, NetRatings. “Strong product sales, complemented by the contribution from our patent licensing program, drove solid revenue growth. Product rollouts, including AdRelevance in China and an expanded NetView service in our key European markets, are progressing as planned. Finally, the expansion of our services to include measurement of all online digital and audio content is well underway. Today we are working with leading media companies to deliver streaming content metrics based on

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SiteCensus and metered panel data, and later this year will implement our next generation meter to capture and report all online streaming content – whether consumed live or via replay. In addition, we are working jointly with Nielsen Media Research to develop fused data sets and a single source panel to help clients understand the convergence of TV and Internet consumption.”

Managing Director Appointed in Europe

NetRatings also announced today the appointment of Louise Ainsworth as managing director of its European business, effective Sept. 4, 2006. Ms. Ainsworth joins from OgilvyOne Worldwide in London where she was managing partner, consulting and planning. Previously, she was with OgilvyInteractive, most recently as managing director, with overall responsibility for the agency’s UK business. Prior to this, Ms. Ainsworth held a leadership role with Organic Online (now Agency.com), strategy roles with the BBC in London and worked as a management consultant for Bain & Company. She has a BA in Engineering & Economics from Oxford, an MSc in Management Science & Operational Research from Warwick and an MBA from INSEAD France. Mr. Pulver commented, “Louise brings extremely relevant agency and media experience, and a foundation of leadership and strategic planning skills, to NetRatings. I am confident she will be a terrific addition to the organization and we look forward to welcoming her in September and to working with her to re-energize our European business.”

Guidance

For the third quarter ending Sept. 30, 2006, NetRatings is projecting the following:

Revenue is expected to be between $20.8 million and $21.2 million
EPS on a GAAP basis is expected to be between $0.01 and $0.03
EBITDA per share is expected to be between $0.06 and $0.08

For the full year 2006, NetRatings is projecting the following:

Revenue is expected to be between $79 million and $81 million
EPS on a GAAP basis is expected to be between $0.04 and $0.06
EBITDA per share is expected to be between $0.20 and $0.22

Second Quarter 2006 Conference Call

Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its second quarter 2006 results and outlook. The company welcomes all members of the financial and media communities to visit http://www.netratings.com/financial_results.htm to listen to the conference call via live Webcast.

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About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings is the global standard for Internet audience measurement and premier source for online advertising intelligence, enabling clients to make informed business decisions regarding their Internet and digital strategies. The Nielsen//NetRatings portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle and demographic data, e-commerce and transaction metrics, and custom data, research and analysis. For more information, please visit www.nielsen-netratings.com.

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings’ business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2005 and its quarterly reports on Form 10-Q, including, without limitation, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors That May Affect Our Performance.” Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

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NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	unaudited		unaudited

Revenue	$19,934	$17,105	$38,214	$33,538

Cost of revenue	5,659	6,018	11,225	11,586
Gross profit	14,275	11,087	26,989	21,952

Operating expenses:
Research and development	2,761	2,629	5,404	5,684
Sales and marketing	6,244	6,664	12,591	13,050
General and administrative	3,660	3,023	7,110	6,021
Amortization of intangibles	595	710	1,189	1,533
Amortization of stock-based compensation	987	1,169	2,151	1,169
Total operating expenses	14,247	14,195	28,445	27,457
Income/(loss) from operations	28	(3,108)	(1,456)	(5,505)

Interest income, net	1,770	988	2,931	1,905
Minority interest in income of consolidated subsidiaries	(358)	(201)	(521)	(406)
Equity in earnings of joint ventures	—	—	—	56
Net income/(loss) before provision for income taxes and cumulative effect of change in accounting principle	1,440	(2,321)	954	(3,950)
Provision for income taxes	(509)	—	(647)	—
Net income/(loss) before cumulative effect of change in accounting principle	931	(2,321)	307	(3,950)
Cumulative effect of change in accounting principle	—	—	369	—
Net income/(loss)	$931	$(2,321)	$676	$(3,950)

Basic net income/(loss) per common share:

Before cumulative effect of change in accounting principle	$0.03	$(0.06)	$0.01	$(0.11)
Cumulative effect of change in accounting principle	—	—	0.01	—
Net income/(loss) per common share	$0.03	$(0.06)	$0.02	$(0.11)

Diluted net income/(loss) per common share:
Before cumulative effect of change in accounting principle	$0.03	$(0.06)	$0.01	$(0.11)
Cumulative effect of change in accounting principle	—	—	0.01	—
Net income/(loss) per common share	$0.03	$(0.06)	$0.02	$(0.11)

Shares used to compute basic net income/(loss) and
EBITDA net income/(loss) per common share	34,833	36,014	34,772	35,893

Shares used to compute diluted net income/(loss) and
EBITDA net income/(loss) per common share	35,773	36,014	35,741	35,893

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EBITDA (1)
Net income/(loss)	$931	$(2,321)	$676	$(3,950)
Less:
Interest income, net	(1,770)	(988)	(2,931)	(1,905)
Provision for income taxes	509	—	647	—
Depreciation	918	853	1,814	1,671
Amortization of intangibles	595	710	1,189	1,533
Amortization of stock-based compensation	987	1,169	2,151	1,169
Cumulative effect of change in accounting principle	—	—	(369)	—
EBITDA	$2,170	$(577)	$3,177	$(1,482)

Basic EBITDA income/(loss) per common share	$0.06	$(0.02)	$0.09	$(0.04)

Diluted EBITDA income/(loss) per common share	$0.06	$(0.02)	$0.09	$(0.04)

(1) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, amortization of intangibles and stock-based compensation, and cumulative effect of change in accounting principle. Management uses this measure internally to evaluate the company’s performance. NetRatings provides results, guidance, and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses, amortization of stock-based compensation, and cumulative effect of change in accounting principle are excluded as they are non-cash charges. NetRatings excludes amortization of intangibles as it is a non-cash charge not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Reconciliation of net income per share to EBITDA per share

for third quarter and full year 2006 guidance.

	Three months ending		Full year ending
	Sept. 30, 2006		Dec. 31, 2006
Net income	$0.01	$0.03	$0.04	$0.06
Adjustments
Interest income, net	(0.05)	(0.05)	(0.19)	(0.19)
Provision for income taxes	0.02	0.02	0.04	0.04
Depreciation	0.03	0.03	0.11	0.11
Amortization of intangibles	0.02	0.02	0.07	0.07
Amortization of stock-based compensation	0.03	0.03	0.12	0.12
Cumulative effect of change in accounting principle	—	—	0.01	0.01

Basic EBITDA per share guidance range	$0.06	$0.08	$0.20	$0.22

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NetRatings, Inc.

Balance Sheets

(in thousands)

	June 30,	December 31,
	2006	2005
ASSETS	unaudited
Current assets
Cash, cash equivalents & short-term
marketable securities	$170,244	$151,671
Accounts receivable	17,843	16,537
Other current assets	4,057	3,867
Total current assets	192,144	172,075

Long-term marketable securities	7,973	28,581
Property and equipment	9,320	7,827
Intangibles	12,089	13,278
Goodwill	76,438	76,856
Other assets	1,747	1,637
Total assets	$299,711	$300,254

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable & accrued expenses	$20,519	$21,436
Deferred revenue	14,568	12,666
Restructuring liabilities	346	1,038
Total current liabilities	35,433	35,140

Restructuring liabilities, less current portion	243	418
Total liabilities	35,676	35,558

Minority interest	1,819	1,298

Stockholders’ equity	262,216	263,398
Total liabilities and stockholders’ equity	$299,711	$300,254

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